Exhibit 5.1

Ampa Tower	info@goldfarb.com
98 Yigal Alon Street	www.goldfarb.com
Tel Aviv 6789141, Israel
Tel +972 (3) 608-9999
Fax +972 (3) 608-9909

November 6, 2017

ReWalk Robotics Ltd.

3 Hatnufa Street, Floor 6
Yokneam Ilit 2069203

Israel

Ladies and Gentlemen:

We have acted as Israeli counsel to ReWalk Robotics Ltd., an Israeli company (the “Company”), in connection with the underwritten public offering (the “Offering”) by the Company on a registration statement on Form S-1 (as amended, including pursuant to post-effective amendments filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, or otherwise, the “Registration Statement”), filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), relating to the (i) issuance and sale of ordinary shares, par value NIS 0.01 per share (the “Ordinary Shares”), of the Company (the “Offered Shares”) and (ii) the potential issuance and sale by the Company of additional Ordinary Shares (the “Additional Shares” and, collectively with the Offering Shares, the “Shares”) that are subject to an over-allotment option granted by the Company to the underwriter of the Offering.

This opinion is being furnished in connection with the requirements of Items 601(b)(5) and (b)(23) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or the prospectus that is a part of the Registration Statement, other than as expressly stated herein with respect to the issuance of the Shares.

In connection with this opinion, we have examined and relied without investigation as to matters of fact upon the Registration Statement and exhibits thereto, the prospectus that is a part of the Registration Statement, resolutions of the board of directors of the Company (the “Board,” and such resolutions, the “Resolutions”) that relate to the Registration Statement and other actions to be taken in connection with the Offering, such originals or copies, certified or otherwise identified to our satisfaction, of such other documents, corporate records, certificates and statements of public officials and officers and representatives of the Company, and instruments as we have deemed necessary or appropriate to enable us to render the opinions expressed herein. We have assumed the genuineness of all signatures on all documents examined by us, the legal competence and capacity of natural persons, the authenticity of documents submitted to us as originals, the conformity with authentic original documents of all documents submitted to us as copies and the authenticity of the originals of such copies. We have also assumed that the underwriting agreement relating to the Offering will be duly authorized, executed and delivered by all parties thereto (other than the Company), and that until such time as the Shares are issued and sold in the Offering the Resolutions will not be rescinded, cancelled, amended or modified in any way.

Based upon the foregoing, in reliance thereon and subject to the assumptions, comments, qualifications, limitations and exceptions stated herein, we are of the opinion that, upon payment to the Company of the consideration per Share in such amount and form as shall be duly determined by the Board or a duly authorized committee thereof, the Shares, when issued and sold in the Offering as described in the Registration Statement, will be duly authorized, validly issued, fully paid and non-assessable.

We are members of the Israel Bar and we express no opinion as to any matter relating to the laws of any jurisdiction other than the laws of Israel.

The opinion set forth in this letter is effective as of the date hereof. We do not undertake to advise you of any changes in our opinion expressed herein resulting from matters that may arise after the date of this letter or that hereinafter may be brought to our attention. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, and we further consent to the references to this firm in the sections entitled “Legal Matters” and “Enforceability of Civil Liabilities” in the Registration Statement and in the prospectus that forms a part thereof. This consent is not to be construed as an admission that we are a party whose consent is required to be filed as part of the Registration Statement under the provisions of the Act. We express no opinion other than as herein expressly set forth, and no opinion may be inferred or implied beyond that expressly stated herein.

Very truly yours,
/s/ Goldfarb Seligman & Co.
Goldfarb Seligman & Co.